Exhibit 31.4
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
I, Tony Lauro II, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of International Money Express, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 22, 2020

By:	/s/ Tony Lauro II
Name:	Tony Lauro II
Title:	Chief Financial Officer (Principal Financial Officer)